Exhibit 10.18

FORM OF

PARTICIPATION AGREEMENT

UNDER THE

NOVELIS INC.

EXECUTIVE SEVERANCE PLAN

This Participation Agreement (this “Agreement”) with respect to participation under the Novelis Inc. Executive Severance Plan (the “Plan”) is made this [________], 2024 by and between Novelis Inc. (the “Company”) and _____________________ (“you”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Plan.

1. Eligibility. The Company has adopted the Plan to attract and retain qualified executives and to provide severance benefits to certain executives of the Company and/or any affiliate or Subsidiary upon certain terminations of employment. The Company has selected you to be a Participant in the Plan, subject to the other terms and conditions set forth in the Plan and this Agreement. A copy of the Plan is attached hereto as Annex A and is deemed to be part of this Agreement.

2. Severance. Upon your acceptance of this Agreement and its terms, you will become a Participant in the Plan. As a Participant, you will be eligible to receive certain severance payments and benefits provided under the Plan in the event of a Qualified Termination, subject to all terms and conditions of the Plan and this Agreement, including executing and not revoking a general release of claims in favor of the Company.

3. Restrictive Covenants. As a condition to participation in the Plan and consideration for the receipt of severance compensation and benefits thereunder, you agree to execute and be bound by the covenants and provisions set forth in the Restrictive Covenant Agreement attached to the Plan.

4. Waiver of Other Severance Benefits. By signing this Agreement and becoming a Participant in the Plan, you agree that you waive all rights to severance benefits under any employment agreement, offer letter, policy or any other agreement with the Company and/or any affiliate or Subsidiary.

5. Acknowledgements. By signing this Agreement, you acknowledge and agree that (a) this Agreement contains all of the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, (b) you have fully read, understand and voluntarily enter into this Agreement, (c) the severance payments and benefits payable under the Plan are good and valuable consideration for the Restrictive Covenant Agreement and (d) you have had an opportunity to consult with your personal tax, financial planning advisor, attorney and/or other advisor about the tax, financial legal and/or other consequences of your participation in the Plan before signing this Agreement.

6. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7. Governing Law and Venue. The Plan shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Georgia, without regard to conflicts of law principles. You hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the United States District Court for the Northern District of Georgia and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

8. Binding Effect. This Agreement will be binding upon the Company and the Company’s affiliates and successors and you and your heirs, executors, administrators and successors.

IN WITNESS HEREOF, the Company and you have executed this Agreement to be effective as of the date first written above.

NOVELIS INC.

By:
Name:
Title:
Date:

I accept my designation as a Participant under

the terms and conditions of the Plan and this

Agreement.

EXECUTIVE

By:
Name:
Title:
Date:

ANNEX A

NOVELIS INC. EXECUTIVE SEVERANCE PLAN

[Intentionally Omitted]